DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: __________

(2) Aggregate number of securities to which transaction applies: _________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______

(4) Proposed maximum aggregate value of transaction: ______

(5) Total Fee Paid: ______

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ______

(2) Form, Schedule or Registration Statement No.: ______

(3) Filing Party: ______

(4) Date Filed: ______

BNY Mellon Alcentra Global Multi-Strategy Credit Fund (the "Fund") – Call Out Script – Reminder - Recorded Message By Fund Portfolio Manager

“When person is identified on call”

Hello.  By way of introduction, my name is Chris Barris, Managing Director at Alcentra NY and Portfolio Manager for BNY Mellon Alcentra Global Multi-Strategy Credit Fund.   As you know by now, the Fund needs to approve a new sub-investment advisory agreement with Alcentra NY to ensure the continuity of services and eliminate the risk of losing daily advisory services.   To approve this agreement, BNY Mellon recently sent you additional proxy material in hopes that you place a vote for this agreement.   We are close to meeting the vote required to continue on as sub-advisor and need your help to meet this threshold.  In a few moments you will hear a series of options regarding the proxy and the voting process.   Please take a few moments to vote.  Thank you for your time and consideration and look forward to continuing to provide advisory services to the Fund.

“When answering machine is detected”

Hello.  By way of introduction, my name is Chris Barris, Managing Director at Alcentra NY and Portfolio Manager for BNY Mellon Alcentra Global Multi-Strategy Credit Fund.   As you know by now, the Fund needs to approve a new sub-investment advisory agreement with Alcentra NY to ensure the continuity of services and eliminate the risk of losing daily advisory services.   To approve this agreement, BNY Mellon recently sent you additional proxy material in hopes that you place a vote for this agreement.   We are close to meeting the vote required to continue on as sub-advisor and need your help to meet this threshold.  To vote, please call (877) 361-7968 between the hours of 9:00am and 10:00pm Eastern Time or return your proxy using any of the convenient options on the proxy card.    Thank you for your time and consideration and look forward to continuing to provide advisory services to the Fund.

FUND PROXY FACT SHEET FOR: BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
New Record Date	JANUARY 17, 2023	TO BE HELD OVER THE INTERNET
Date of Supplement	JANUARY 12, 2023	IN A VIRTUAL MEETING FORMAT ONLY
Reconvened Meeting Date	MARCH 1, 2023 @ 4:00 PM (ET)	SEE PAGE 4
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	XALCX	Inbound Line	1-866-796-7181
CUSIP	05589D10	Website	www.im.bnymellon.com

What is happening?

Shareholders have been mailed the Supplement dated January 12, 2023 to the Joint Proxy Statement dated August 26, 2022 (the "Proxy Statement") concerning a Special Joint Meeting of Shareholders (the "Special Meeting") relating only to BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the "Fund"), as the Special Meeting has already concluded for the two other funds that participated in the Special Meeting with the shareholders of such other funds voting to approve the Proposal.

Why have shareholders been mailed the Supplement?

As a shareholder of the Fund, you are receiving the Supplement.

The Special Meeting was originally convened on October 13, 2022, and then adjourned and reconvened on November 17, 2022, and further adjourned and reconvened on December 14, 2022.

The Special Meeting currently is adjourned to Wednesday, March 1, 2023 at 4:00 p.m., Eastern Time (the "Reconvened Special Meeting"). The Reconvened Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Reconvened Special Meeting in person, but you may participate over the Internet.

Will shareholders need to vote again if they have already voted?

•       If you have previously voted your shares and do not wish to change your vote, no further action is necessary on your part. Unless the Fund receives instructions from you to the contrary, your shares will be voted according to your instructions on your previously submitted proxy card or pursuant to your instructions previously submitted by telephone or over the Internet.

•       If you have previously voted your shares and wish to change your vote, you may do so by following the applicable instructions that appear on the proxy card regarding voting over the Internet, by telephone or by mail.

•       If you have not previously voted your shares, a proxy card, Notice and Proxy Statement relating to the Proposal are attached to the Supplement.

What are Shareholders being asked to vote on?

       To approve a new sub-investment advisory agreement between BNY Mellon Investment Adviser, Inc. ("BNYM Adviser"), on behalf of the Fund, and Alcentra NY, LLC ("Alcentra NY"), the Fund's current sub-adviser.

The new sub-investment advisory agreement requires approval by a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) before it can go into effect. Therefore, the Board has called the meeting to seek shareholder approval of the new sub-investment advisory agreement in order to permit Alcentra NY to continue to serve as the Fund's sub-adviser and provide continuity of portfolio management for the Fund. If Fund shareholders do not approve the new sub-investment advisory agreement, Alcentra NY will no longer be able to serve as the Fund's sub-adviser.

While shareholder approval has not yet been obtained for the new sub-investment advisory agreement between BNYM Adviser and Alcentra NY, Alcentra NY now serves as sub-adviser to the Fund pursuant to an interim sub-investment advisory agreement between BNYM Adviser and Alcentra NY (the "Interim Sub-Advisory Agreement"), which was approved by the Fund's Board. Implementation of the Interim Sub-Advisory Agreement will provide the Fund with more time to continue to seek shareholder approval of the new sub-investment advisory agreement. The Interim Sub-Advisory Agreement will expire the earlier of March 31, 2023 or upon shareholder approval and effectiveness of the new sub-investment advisory agreement (the "Expiration Date").

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR

PROPOSAL 1: Approval of a new sub-investment advisory agreement

What are shareholders being asked to approve?

Shareholders of the Fund are being asked to approve a new sub-investment advisory agreement between the Fund’s investment adviser, BNYM Adviser, on behalf of the Fund, and Alcentra NY.

What is happening?

In May 2022, The Bank of New York Mellon Corporation ("BNY Mellon"), the parent company of BNYM Adviser, entered into a definitive agreement with Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, pursuant to which Franklin Templeton would, subject to certain regulatory approvals and satisfaction of other conditions, acquire Alcentra Group Holdings, Inc. (together with its subsidiaries, including Alcentra NY) from BNY Mellon (the "Transaction"). The Transaction closed on November 1, 2022 (the "Closing Date").

On the Closing Date, the Transaction resulted in the assignment and termination of the then-existing sub-investment advisory agreement between BNYM Adviser and Alcentra NY, with respect to the Fund (the "Prior Sub-Advisory Agreement") and the Interim Sub-Advisory Agreement was implemented to provide the Fund with more time to continue to seek shareholder approval of the new sub-investment advisory agreement. The Interim Sub-Advisory Agreement will expire on the Expiration Date.

What will change as a result of the Transaction?

Alcentra NY became a subsidiary of Franklin Templeton on the Closing Date.

Why are Fund shareholders being asked to approve the new sub-investment advisory agreement?

To enable Alcentra NY to continue to provide sub-advisory services to the Fund as of the Closing Date, the Fund's Board approved the Interim Sub-Advisory Agreement, and that agreement has been implemented. Because the Interim Sub-Advisory Agreement has a finite term, the Fund’s Board, including a majority of the Board members who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund, approved the new sub-investment advisory agreement between BNYM Adviser and Alcentra NY to allow Alcentra NY to continue to serve as the Fund's sub-adviser and provide continuity of portfolio management for the Fund after the termination of the Interim Sub-Advisory Agreement.

The new sub-investment advisory agreement requires approval by a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act) before it can go into effect. Therefore, the Board has called the meeting to seek shareholder approval of the new sub-investment advisory agreement in order to permit Alcentra NY to continue to serve as the Fund's sub-adviser and provide continuity of portfolio management for the Fund after the closing date.

When is the closing date?

The Transaction was completed on November 1, 2022.

Will the investment objectives, strategies or policies of the Fund change as a result of the Interim Sub-Advisory Agreement or the new sub-investment advisory agreement?

The Fund’s investment objective, strategies and policies will not change in connection with the implementation of the Interim Sub-Advisory Agreement or the new sub-investment advisory agreement.

Will the advisory and/or sub-advisory fees increase under the Interim Sub-Advisory Agreement or the new sub-investment advisory agreement?

There will be no increase in the advisory fee payable by the Fund to BNYM Adviser as a consequence of the Transaction. The sub-advisory fee payable by BNYM Adviser to Alcentra NY under the Interim Sub-Advisory Agreement and the new sub-investment advisory agreement will be the same as that payable to Alcentra NY under the Prior Sub-Advisory Agreement.

What will happen if shareholders do not approve the new sub-investment advisory agreement?

If shareholders of the Fund do not approve the new sub-investment advisory agreement for the Fund, Alcentra NY would no longer serve as the Fund’s sub-adviser after the termination of the Interim Sub-Advisory Agreement, and the Board would take such actions as it deems to be in the best interests of the Fund, which may include seeking an extension from the SEC, resubmitting the new sub-investment advisory agreement to shareholders for approval or making other sub-advisory or portfolio management arrangements for the Fund.

Who will pay the costs related to the proxy solicitation?

The costs associated with the proxy solicitation will be borne by BNYM Adviser and not the Fund. These costs will be borne by BNYM Adviser whether or not the new sub-investment advisory agreement is approved.

THE FUND'S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

PHONE:	To cast your vote by telephone with a proxy specialist, call 1-866-796-7181. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the postage-paid envelope that was provided to you.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

INFORMATION ABOUT ALCENTRA NY, LLC

Alcentra NY is a subsidiary of Alcentra Group Holdings and its principal office is located in New York, New York. Alcentra NY provides investment advisory services focusing on sub-investment grade debt. Alcentra is one of the largest global institutional managers of below investment grade credit.

INFORMATION ABOUT PARTICIPATING IN THE VIRTUAL MEETING

To participate in the Reconvened Special Meeting, you must request the Reconvened Special Meeting credentials by emailing attendameeting@astfinancial.com. Please include your full name, address, your control number found on your enclosed proxy card, your intent to attend the virtual Reconvened Special Meeting and "BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc." in the subject line. The Reconvened Special Meeting will begin promptly at 4:00 p.m., Eastern Time, on Wednesday, March 1, 2023.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance of the Reconvened Special Meeting. To register, you must submit proof of your proxy power (legal proxy provided by your intermediary) reflecting your Fund holdings along with your name and email address to attendameeting@astfinancial.com.

You may also forward proof of ownership from your intermediary or attach an image of your legal proxy to attendameeting@astfinancial.com. Requests for registration should be received no later than 9:00 a.m., Eastern Time, on Tuesday, February 28, 2023. You will receive a confirmation email from attendameeting@astfinancial.com of your registration and control number that will allow you to vote at the Reconvened Special Meeting.

Proxy Materials Are Available Online At: https://im.bnymellon.com/us/en/individual/resources/proxy-materials.html

AST Fund Solutions, LLC is identified in the Supplement and Proxy Statement as the Fund’s proxy solicitor.

BNY Mellon Alcentra

Global Multi-Strategy Credit Fund, Inc.

Level III Abstention Call Guide

(ABSTAIN FOR QUORUM)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. regarding your vote for the Special Meeting of Shareholders of the Fund, which will be reconvened on March 1, 2023. We are calling to conveniently record your vote by phone to ensure your shares are represented in time for the Meeting. We would like to offer you the opportunity to vote ABSTAIN which is neither FOR or AGAINST the proposal but will represent your shares as present at the meeting? Would you like to Abstain?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own of BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important, and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY Updated 02-08-2023

BNY Mellon Alcentra

Global Multi-Strategy Credit Fund, Inc.

Adjournment Machine Script

I am calling in connection with your investment in BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

The Special Meeting of Shareholders of the Fund will be reconvened on March 1, 2023. Fund shareholders are being asked to consider and vote on an important matter regarding the Fund as previously communicated to you in Fund proxy materials. Although the percentage of shares voted has been significantly in favor of the proposal, we have not yet received enough votes to reach the required threshold to approve the proposal. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-866-796-7181 Monday through Friday between the hours of 9:00 AM and 10:00 PM and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time to register your vote.

Your vote is very important. Thank you and have a good day.